Exhibit (a)(1)(v)


                            ALLEGHENY ENERGY, INC.
                           ALLEGHENY CAPITAL TRUST I

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                Offer of Premium for Conversion of Outstanding
          11 7/8% Mandatorily Convertible Trust Preferred Securities
                                      of
                           Allegheny Capital Trust I
                             (CUSIP No. 017271AA5)
                                     into
                Shares of Authorized but Unissued Common Stock
                                      of
                            Allegheny Energy, Inc.
                                      and
            Solicitation of Consents for Proposed Amendments to the
      Indenture Governing Allegheny Energy, Inc.'s 11 7/8% Notes due 2008

         As set forth under "The Offer and Consent Solicitation -- Procedures for Tendering Preferred Securities and Delivering Consents" in the offering circular dated March 23, 2005 (the "Offering Circular") of Allegheny Energy, Inc., a Maryland corporation ("Allegheny"), and Allegheny Capital Trust I, a statutory business trust formed under the laws of the state of Delaware and a wholly-owned subsidiary of Allegheny (the "Trust"), this form or one substantially equivalent hereto must be used to accept the offer and consent solicitation if certificates for the 11 7/8% Mandatorily Convertible Trust Preferred Securities due 2008 (the "Preferred Securities") are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust Company, as the conversion agent (the "Conversion Agent") at the address set forth below prior to 12:00 midnight, New York City time, on April 20, 2005, or at such other time if this date is extended or terminated by Allegheny and the Trust. This form may be delivered by hand to the Conversion Agent or transmitted by facsimile transmission or mail to the Conversion Agent and must include a guarantee by an eligible institution (as defined in the Offering Circular). See "The Offer and Consent Solicitation -- Procedures for Tendering Preferred Securities and Delivering Consents," in the Offering Circular.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to Allegheny Energy, Inc., a Maryland corporation ("Allegheny"), and Allegheny Capital Trust I, a statutory business trust formed under the laws of the state of Delaware and a wholly-owned subsidiary of Allegheny, upon the terms and subject to the conditions set forth in the Offering Circular and the related Consent and Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Preferred Securities set forth below, all pursuant to the guaranteed delivery procedures set forth under, "The Offer and Consent Solicitation -- Procedures for Tendering Preferred Securities and Delivering Consents," of the Offering Circular. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Offering Circular.

         Aggregate Liquidation Amount of Preferred Securities tendered for conversion (must be integral multiples of $1,000 provided that any holder may tender all Preferred Securities held by such holder, even if the aggregate Liquidation Amount of the Preferred Securities is not an integral multiple of $1,000):

_______________________________________________________________________________

Certificate Nos. (if available):_______________________________________________
(Check box if Preferred Securities will be tendered by book-entry transfer)

|_|  The Depository Trust Company

Account Number:________________________________________________________________
Dated:_________________________________________________________________________

Name(s) of Record Holder(s):___________________________________________________
(Please Print)

Address(es):___________________________________________________________________
(Zip Code) ____________________________________________________________________
           ____________________________________________________________________

Area Code and Tel. Number(s):__________________________________________________

Signature(s)___________________________________________________________________
Dated:_________________________________________________________________________

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Conversion Agent either the certificates representing the Preferred Securities tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to such Preferred Securities, in any such case together with a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message, and any other required documents within two business days after the date hereof.

         The eligible institution that completes this form must communicate the guarantee to the Conversion Agent and must deliver the Consent and Letter of Transmittal and certificates for Preferred Securities to the Conversion Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution. All capitalized terms used herein have the meanings set forth in the Offering Circular.

Name of Firm:__________________________________________________________________

Authorized Signature:__________________________________________________________

Title: ________________________________________________________________________

Address:   ____________________________________________________________________
(Zip Code)

Area Code and Tel. Number:_____________________________________________________

Name:__________________________________________________________________________
(Please Type or Print)

NOTE: DO NOT SEND CERTIFICATES FOR PREFERRED SECURITIES WITH THIS NOTICE. CERTIFICATES FOR PREFERRED SECURITIES SHOULD BE SENT WITH YOUR CONSENT AND LETTER OF TRANSMITTAL.

Dated:  ______________________